Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of unsecured obligations of the Corporation to pay deferred compensation under the Bank of America Corporation Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan), as amended and restated effective January 1, 2015 and as subsequently amended, and any and all amendments to the Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/S/ BRIAN T. MOYNIHAN Brian T. Moynihan	Chief Executive Officer, President, Chair and Director
	(Principal Executive Officer)	April 24, 2023

/S/ ALASTAIR M. BORTHWICK	Chief Financial Officer (Principal Financial Officer)	April 24, 2023
Alastair M. Borthwick

/S/ RUDOLF A. BLESS	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2023
Rudolf A. Bless

/S/ SHARON L. ALLEN	Director	April 24, 2023
Sharon L. Allen

/S/ JOSÉ E. ALMEIDA	Director	April 22, 2023
José E. Almeida

/S/ FRANK P. BRAMBLE, SR.	Director	April 25, 2023
Frank P. Bramble, Sr.

/S/ PIERRE J.P. DE WECK	Director	April 26, 2023
Pierre J.P. de Weck

/S/ ARNOLD W. DONALD	Director	April 25, 2023
Arnold W. Donald

/S/ LINDA P. HUDSON	Director	April 25, 2023
Linda P. Hudson

/S/ MONICA C. LOZANO	Director	April 21, 2023
Monica C. Lozano

/S/ LIONEL L. NOWELL III	Director	April 24, 2023
Lionel L. Nowell III

/S/ DENISE RAMOS Denise Ramos	Director	April 21, 2023

/S/ CLAYTON S. ROSE	Director	April 22, 2023
Clayton S. Rose

/S/ MICHAEL D. WHITE	Director	April 21, 2023
Michael D. White

/S/ THOMAS D. WOODS	Director	April 25, 2023
Thomas D. Woods

/S/ MARIA T. ZUBER Maria T. Zuber	Director	April 25, 2023

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